motorsport GAMES

Q4 and Full Year 2025 Results

March 10, 2026

This presentation provides select highlights about Motorsport Games Inc.'s results of operations. Please see Motorsport Games' 2025 Form 10-K, filed with the SEC and Q4 and full year 2025 earnings release for more complete information on the Company's results of operations, cash flows, financial condition and liquidity.

Q4 2025 Highlights

Financial Highlights

- Q4 2025 Revenues of $3.8 million
- Q4 2025 Net Income was $0.8 million
- Q4 2025 Adjusted EBITDA of $1.9 million*
- Q4 2025 EPS of $0.15 vs. EPS loss of $0.89 for Q4 2024



in Millions ($)
5.0
4.0
3.0
2.0
1.0
-
(1.0)
(2.0)
(3.0)
(4.0)
REVENUE
NET INCOME (LOSS)
ADJUSTED EBITDA*
Q4 2025
Q4 2024
3.8
2.0
0.8
(2.9)
1.9
(2.5)

Key Highlights – FY 2025 and Subsequent Update

- Revenues of $3.8 million in Q4 2025 compared to revenues of $2.0 million in Q4 2024, an improvement of $1.8 million or 95%
- Net income attributable to Class A common stock was $1.43 per share in fiscal year 2025, compared to net loss per share of $0.94 in fiscal year 2024
- Generated cash from operations of $4.1 million in fiscal year 2025
- Generated net income of $6.8 million in fiscal year 2025
- Released *Le Mans Ultimate* Version 1.2 update which included the Paul Ricard racing circuit, Ginetta LMP3 race car, alongside physics overhaul, online competition refinement and team online championships
- Secured a $3 million revolving line of credit from Citibank N.A.

***Adjusted EBITDA is a non-GAAP financial measure. See definition of Adjusted EBITDA and its reconciliation to net income (loss) presented later in this deck.**

Q4/ FY 2025 Results

	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Revenues [1]	$ 3,847,587	$ 1,973,827	$ 11,297,898	$ 8,687,462
Cost of revenues	575,220	1,070,753	2,093,310	3,225,750
Gross profit	3,272,367	903,074	9,204,588	5,461,712
Operating expenses:				
Sales and marketing	264,591	107,631	624,623	739,098
Development	468,975	597,716	1,760,183	3,378,346
General and administrative [2]	1,956,045	1,334,479	5,132,434	6,883,468
Depreciation and amortization	7,772	24,639	47,045	208,652
Total operating expenses	2,697,383	2,064,465	7,564,285	11,209,564
Gain from settlement of license liabilities	-	-	-	3,248,000
Other operating income	-	500,000	1,608,497	750,000
Income (loss) from operations	574,984	(661,391)	3,248,800	(1,749,852)
Interest income (expense), net	398	(30,277)	(18,786)	(120,757)
Other (expense) income, net	(5,065)	(2,187,463)	3,369,625	(1,177,462)
Income (loss) before provision for income taxes	570,317	(2,879,131)	6,599,639	(3,048,071)
Provision for income taxes	(245,258)	-	(245,258)	-
Net income (loss)	815,575	(2,879,131)	6,844,897	(3,048,071)
Less: Net loss attributable to non-controlling interest	(23,738)	(18,442)	(83,170)	(295,115)
Net income (loss) attributable to Motorsport Games Inc.	$ 839,313	$ (2,860,689)	$ 6,928,067	$ (2,752,956)
Net income (loss) attributable to Class A common stock per share:				
Basic and diluted	$ 0.15	$ (0.89)	$ 1.43	$ (0.94)
Weighted-average shares of Class A common stock outstanding:				
Basic and diluted	5,516,245	3,218,542	4,840,656	2,922,091

[1] Includes related party revenues of $26,850 and $0 for the years ended December 31, 2025 and 2024, respectively.

[2] Includes related party expenses of $87,000 and $226,272 for the years ended December 31, 2025 and 2024, respectively.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Net income (loss)	$ 815,575	$ (2,879,131)	$ 6,844,897	$ (3,048,071)
Interest (income) expense, net	(398)	30,277	18,786	120,757
Depreciation and amortization	326,772	833,920	1,122,159	2,589,437
EBITDA	1,141,949	(2,014,934)	7,985,842	(337,877)
Gain from settlement of license liabilitites	-	-	-	(3,248,000)
Gain from sale of NASCAR License	-	(500,000)	-	(500,000)
Gain from settlement of purchase commitment liabilities	-	-	(175,460)	-
Gain from Settlement Agreement	-	-	(500,000)	-
Gain from Wesco Settlement Agreement			(800,000)	
Stock-based compensation	789,352	47,221	789,352	152,959
Adjusted EBITDA	$ 1,931,301	$ (2,467,713)	$ 7,299,734	$ (3,932,918)

motorsport GAMES

Liquidity

- As of December 31, 2025, the Company had cash and cash equivalents of approximately $5.0 million, which increased to $6.0 million as of February 28, 2026.

- During the year ended December 31, 2025, the Company generated an average positive cash flow from operations of approximately $0.3 million per month that was primarily due to increased profitability, $0.8 million from the Wesco Insurance Company settlement in June 2025 and $0.5 million from a settlement agreement with HC2 Holdings 2 Inc. in March 2025.

- On February 20, 2026, the Company entered into a business loan agreement (the “Credit Agreement”) with Citibank, N.A. (“Citibank”), pursuant to which Citibank provided the Company with a revolving line of credit of up to $3.0 million at an interest rate equal to the Adjusted Term SOFR (as defined in the Credit Agreement) plus 2.250%, subject to increase upon an event of default. There is currently no balance due to Citibank under the revolving line of credit.

LEGAL DISCLOSURES

This presentation has been prepared by Motorsport Games Inc. (“Motorsport Games,” “us,” “our,” “we” or the “Company”). For additional information regarding the Company, we urge you to read our reports filed with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as in our subsequent filings with the SEC.

NON-GAAP FINANCIAL MEASURES: Adjusted EBITDA (the “Non-GAAP Measure”) is not a financial measure defined by U.S. generally accepted accounting principles (“U.S. GAAP”). Reconciliations of the Non-GAAP Measure to net income (loss), its most directly comparable financial measure, calculated and presented in accordance with U.S. GAAP, are presented in the tables above. Adjusted EBITDA, a measure used by management to assess our operating performance, is defined as EBITDA, which is net income (loss) plus interest expense, depreciation and amortization, less income tax benefit (if any), adjusted to exclude: (i) gain from settlement of license liabilities and other agreements; (ii) gain from sale of gaming licenses; (iii) impairment of intangible assets; (iv) loss contingency expense; and (v) stock-based compensation expenses. The Company uses the Non-GAAP Measure to manage its business and evaluate its financial performance, as Adjusted EBITDA eliminates items that affect comparability between periods that the Company believes are not representative of its core ongoing operating business. Additionally, management believes that using the Non-GAAP Measure is useful to its investors because it enhances investors’ understanding and assessment of the Company’s normalized operating performance and facilitates comparisons to prior periods and its competitors’ results (who may define Adjusted EBITDA differently). The Non-GAAP Measure is not a recognized term under U.S. GAAP and does not purport to be an alternative to revenue, income from operations, net income, or cash flows from operations or as a measure of liquidity or any other performance measure derived in accordance with U.S. GAAP. Additionally, the Non-GAAP Measure is not intended to be a measure of free cash flows available for management’s discretionary use, as it does not consider certain cash requirements, such as interest payments, tax payments, working capital requirements and debt service requirements. The Non-GAAP Measure has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for the Company’s results as reported under U.S. GAAP. Management compensates for the limitations of using the Non-GAAP Measure by using it to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business than would be presented by using only measures in accordance with U.S. GAAP. Because not all companies use identical calculations, the Non-GAAP Measure may not be comparable to other similarly titled measures of other companies.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, the related conference call and webcast which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements or information in this press release, the related conference call and webcast that are not statements or information of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning focusing on a smaller, disciplined team, building on technology the Company owns, and delivering an authentic, engaging racing experience players genuinely value, rapidly growing Le Mans Ultimate’s global community and subscription platform, scaling the platform the Company has built, adding to the team with exceptional talent, continuing to invest in the Company’s technology and exploring opportunities to expand its product portfolio, and 2026 representing the next stage of growth for Motorsport Games.

LEGAL DISCLOSURES

FORWARD-LOOKING STATEMENTS (CONT): All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside of the Company's control and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) difficulties, delays or less than expected results in achieving the Company's growth plans, objectives and expectations, including delays in the release of new game versions and features, the Company's inability to deliver new products and/or new content or features for existing products, and/or the Company's inability, in whole or in part, to continue to execute its business strategies and plans, such as due to less than anticipated customer acceptance of its new game titles and/or less than anticipated benefits from its future technologies, the Company experiencing difficulties or the inability to launch its games as planned, less than anticipated performance of the games impacting customer acceptance and sales and/or greater than anticipated costs and expenses to develop and launch its games, including, without limitation, higher than expected labor costs, the Company's inability to establish partnerships with additional service providers to come onboard to the Company's ecosystem and, (ii) difficulties, delays in or unanticipated events that may impact the timing and scope of new or planned products, features, events or other offerings; (iii) less than expected benefits from implementing the Company's management strategies and/or adverse economic, market and geopolitical conditions that negatively impact industry trends, such as significant changes in the labor markets, an extended or higher than expected inflationary environment, a higher interest rate environment, tax increases impacting consumer discretionary spending and/or quantitative easing that results in higher interest rates that negatively impact consumers' discretionary spending; and (iv) greater than anticipated negative operating cash flows such as due to higher than expected development costs, higher interest rates and/or higher inflation.

Factors other than those referred to above could also cause the Company's results to differ materially from expected results. Additional examples of such risks and uncertainties include, but are not limited to: (i) the Company's ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with various racing series; (ii) the Company's ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (iv) the ability to attract and retain qualified employees and key personnel; (v) adverse effects of increased competition; (vi) changes in consumer behavior, including as a result of general economic factors, such as increased inflation, higher energy prices and higher interest rates; (vii) the Company's inability to protect its intellectual property; and/or (vii) local, industry and general business and economic conditions.

Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the Company's filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the SEC. The Company anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. The Company assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the Company's plans and expectations as of any subsequent date.